UNITED STATES
SECURITIES AND EXHANGE COMMISSION
Washington, DC 20549

Form 8-K/A

CURRENT REPORT
        Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 18, 2002

AMERICAN SPORTS DEVELOPMENT GROUP, INC.
(Exact name of registrant as specified in its charter)

Commission File Number 0 – 26943

Delaware	95-4847818

(State or other jurisdiction of incorporation)	(IRS Employer Identification No.)

155 Verdin Road, Greenville, SC	29607

(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: 864-458-7221

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Item 4. Changes in Registrant’s Certifying Accountant

On December 18, 2002, Merdinger, Fruchter, Rosen and Company, P.C. (the “Former Accountants”) informed American Sports Development Inc. (“the Company”) they have decided to cease auditing publicly traded companies and have resigned as the company’s principal accountants.

The Former Accountants’ reports on the financial statements for the fiscal years ended December 31, 2001 and 2000 did not contain an adverse opinion or a disclaimer of opinion and were not qualified or modified as to uncertainty, audit scope or accounting principles.

The Company’s Board of Directors has approved the resignation of the Former Accountants.

During the last two fiscal years preceding the Former Accountants’ resignation, and for the interim period from January 1, 2002 through December 18, 2002, there were no disagreements with the Former Accountants, whether or not resolved, on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure, which disagreements, if not resolved to the satisfaction of the Former Accountants, would have caused it to make reference to the subject matter of the disagreements in connection with its reports.

During the last two fiscal years preceding the Former Accountants’ resignation, and for the interim period from January 1, 2002 through December 18, 2002, there were no “reportable events” as defined by Regulation S-K, Item 304 (a)(1)(v)(A) through (D).

On December 19, 2002, the Company engaged Abrams and Company, P.C. (the “New Accountants”) as our principal accountants to audit our financial statements. The engagement of the New Accountants was approved by the Company’s Board of Directors.

A letter from the Former Accountants addressed to the Securities and Exchange Commission stating the Former Accountants agree with the statements made by the Company in this report has been filed as an exhibit to this report.

Item 7. Financial Statements and Exhibits

(a)	Financial Statements. Not applicable.

(b)	Exhibits.

16.1 Letter from Merdinger, Fruchter, Rosen and Company, P.C.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

Date:    January 3, 2003

American Sports Development Group, Inc.
(Registrant)

/s/ William R. Fairbanks

William R. Fairbanks
President and Chief Executive Officer